Exhibit 99.2

                             STOCK OPTION AGREEMENT

                            (Incentive Stock Option)

     THIS STOCK OPTION AGREEMENT is made as of _____________________ between SPECTRUM ORGANIC PRODUCTS, INC. a California corporation ("Company"), and _______________________ ("Optionee"), under the following circumstances:

     A. Optionee is a key employee of Company whose knowledge of the operations of Company and expertise is instrumental for Company.

     B. Company has established its 1995 Stock Option Plan (the "Plan"), a copy of which is attached hereto. The Board of Directors of Company, sitting as the Stock Option Committee under the Plan, has approved the issuance of the stock option described herein to Optionee.

     C. In accordance with Article III, Section 9 of the Plan, the parties hereto intend that to the maximum extent permissible, the option described herein shall be an incentive stock option (an "Incentive Stock Option") as described in Section 422 of the Internal Revenue Code (the "Code").

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Grant of Option. In consideration of Optionee's continuing to render services to Company, Company hereby grants Optionee an option to purchase ______________ (____________ ) shares of Company's Common Stock (the "Shares"). This option is granted upon the following terms and conditions:

          a. Vesting. This option vests according to the following schedule:

              Number of Shares                            Vesting Date
              ----------------                            ------------





     Notwithstanding the foregoing, the option shall become immediately exercisable as to all of the Shares during the ten (10) day period immediately preceding a change in control (as defined below). Company shall give Optionee written notice of a proposed change in control at least ten (10), days prior to a scheduled change in control, during which time Optionee may exercise the option as to all of the Shares.

     For purposes of this paragraph, change in control shall mean (i) consolidation or merger of Company in which Company is not the surviving entity, or (ii) the sale of substantially all of the assets of Company.

          b. Option Price. The option price shall be $ ______________ per share.

                                       1.

          c. Restriction on Transfer. This option is not transferable by Optionee otherwise than by will or the laws of descent and distribution applicable upon Optionee's death and is exercisable, during Optionee's lifetime, only by Optionee. This option may not be transferred, assigned, pledged, or hypothecated by Optionee during Optionee's lifetime, whether by operation of law or otherwise, and is not subject to execution, attachment or similar process. If an attempted transfer, assignment, pledge, or hypothecation is made in violation of this provision, then Optionee's rights under this Stock Option Agreement shall automatically terminate without notice.

          d. Term. Unless earlier terminated as herein provided, this option shall expire and terminate ten (10) years from the date hereof.

          e. Exercise After Termination of Employment. Except as otherwise provided herein, all rights of Optionee under this option, to the extent that it has not been exercised, shall terminate upon the termination of Optionee's employment for any reason (including without limitation death or disability). If Optionee's employment is terminated by Optionee or Company, then except as hereinafter provided, for a period of ninety (90) days following the date of such employment termination, Optionee shall retain the right to exercise all or a portion of the rights accrued under subparagraph 1.a above as of the date of employment termination.

          f. Exercise After Death or Disability. If Optionee's employment is terminated by reason of Optionee's death or Optionee's permanent disability, as defined in Section 22(e) of the Code or in any successor statute or regulation, or if Optionee dies within three (3) months after any other termination of his employment, then for a period of one (1) year after Optionee dies or becomes permanently disabled this option may be exercised as to all or a portion of the rights accrued under subparagraph 1.a above as of the date of employment termination.

          g. Manner of Exercise. This option shall be exercised by delivering to the Company at its principal office a written notice stating the number of shares as to which the option is exercised. The written notice must be accompanied by payment of the full option price for such shares in cash.

          h. Additional Documents. Optionee shall make such representations and execute such additional documents as Company, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. Such representations may include the representation of Optionee that the purchase of Common Stock, under this Option, shall be for investment purposes only and not with a view to resale or for sale in connection with any distribution.

          i. Stock Option Plan. This option is granted pursuant to the Plan and is subject to the terms, conditions and limitations in the Plan. The terms "an Optionee" and "such Optionee" and similar references in the Plan shall mean the Optionee under this Agreement. The terms "an Option," "any Option," "such Optionee's Options," "such Options" and "each Option" and similar references in the Plan shall mean the option granted pursuant to this Agreement.

                                       2.

          j. Representations of Optionee. Optionee acknowledges and represents to Company that Optionee, as a key employee of Company, (i) has had full access to the books and records of Company concerning the operations and financial condition of Company, (ii) is fully aware of Company's operations and financial condition, and (iii) is satisfied that he has obtained any and all information about Company that he desires in connection with the issuance of this option.

     2. No Stockholder Rights. Optionee shall have no rights as a stockholder with respect to the shares covered by this option until the date of the issuance to him or her of a stock certificate or certificates therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

     3. No Employment Agreement. The granting of this option shall not constitute or be evidence of any agreement or understanding, express or implied, that Company will employ Optionee for any period of time or in any position, or at any particular rate of compensation.

     4. Adjustment of Number of Shares. In the event of any reorganization, recapitalization, stock dividend, stock split, or a merger or consolidation of Company with another corporation in which Company is the surviving corporation, or other change in the corporate structure or capitalization affecting Company's present capital stock (each, a "Capital Event"), appropriate adjustment shall be made by the Board of Directors in the number and kind of shares, and the option price of shares which are or may become subject to options granted or to be granted hereunder, so that Optionee may receive, on exercise of this option, the number of shares of Company to which Optionee would have been entitled on such Capital Event if this option had been exercised immediately before such Capital Event. Any determination or interpretation made by the Board of Directors in connection with this provision shall be final and binding upon Company and Optionee.

     5. Notice. Any notice required or permitted under this Agreement shall be given in writing by personal delivery or upon deposit in the United States mail, by registered or certified mail, addressed to Optionee at the address shown on Company's employment records and to Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by written notice to the other party hereto.

     6. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     7. Entire Agreement. This Agreement (including the Plan, which is attached hereto) constitutes the full and entire understanding and agreement between the parties and supersedes all prior agreements with respect to the subject matter hereof. No amendment or modification of this Agreement shall be binding unless set forth in writing and signed by each party hereto.

                                       3.

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement as of the day and year first hereinabove written.

                                          SPECTRUM ORGANIC PRODUCTS, INC.,
                                          a California corporation



                                          By:
                                              ----------------------------------


                                          Its:
                                              ----------------------------------
                                                          "Company"


                                              ----------------------------------
                                                          "Optionee"


                                       4.

                             STOCK OPTION AGREEMENT

                          (Non-Qualified Stock Option)

     THIS STOCK OPTION AGREEMENT is made as of _________________ , between SPECTRUM ORGANIC PRODUCTS, INC. a California corporation ("Company"), and ___________________ "Optionee"), under the following circumstances:

     A. Optionee is a [member of the Board of Directors/consultant] of Company.

     B. Company has established its 1995 Stock option Plan (the "Plan"), a copy of which is attached hereto. The Board of Directors of Company, sitting as the Stock Option Committee under the Plan, has approved the issuance of the stock option described herein to Optionee.

     C. Optionee desires that Company grant Optionee such stock option.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Grant of Option. In consideration of Optionee's continuing to render services to Company, Company hereby grants Optionee an option to purchase ________________________ ( _________________) shares of Company's Common Stock
(the "Shares"). This option is granted upon the terms and conditions:

          a. Vesting. This option vests according to the following schedule:

                 Number of Shares                            Vesting-Date
                 ----------------                            ------------





     Notwithstanding the foregoing, the option shall become immediately exercisable as to all of the Shares during the ten (10) day period immediately preceding a change in control (as defined below). Company shall give Optionee written notice of a proposed change in control at least ten (10) days prior to a scheduled change in control, during which time Optionee may exercise the option as to all of the Shares.

     For purposes of this paragraph, change in control shall mean (i) consolidation or merger of Company in which Company is not the surviving entity, or (ii) the sale of substantially all of the assets of Company.

          b. Option Price. The option price shall be $ ______________ per share.

          c. Restriction on Transfer. This option is not transferable by Optionee otherwise than by will or the laws of descent and. distribution applicable upon Optionee's death and is exercisable, during Optionee's lifetime,

                                       1.

only by Optionee. This option may not be transferred, assigned, pledged, or hypothecated by Optionee during Optionee's lifetime, whether by operation of law or otherwise, and is not subject to execution, attachment or similar process. If an attempted transfer, assignment, pledge, or hypothecation is made in violation of this provision, then Optionee's rights under this Stock Option Agreement shall automatically terminate without notice.

          d. Term. Unless earlier terminated as herein provided, this option shall expire and terminate ten (10) years from the date hereof.

          e. Exercise After Termination of Relationship. Except as otherwise provided herein, all rights of Optionee under this option, to the extent that it has not been exercised, shall terminate upon the termination of Optionee's employment or Optionee's service to Company as a director or consultant for any reason (including without limitation death or disability). If Optionee's employment is terminated by Optionee or Company or Optionee's service to Company as a director or consultant is terminated, then except as hereinafter provided, for a period of ninety (90) days following the date of such termination, Optionee shall retain the right to exercise all or a portion of the rights accrued under subparagraph 1.a above as of the date of termination.

          f. Exercise After Death or Disability. If Optionee's employment or Optionee's service as a director or consultant is terminated by reason of Optionee's death or Optionee's permanent disability, as defined in Section 22(e) of the Code or in any successor statute or regulation, or if Optionee dies within three (3) months after any other such termination, then for a period of one (1) year after Optionee dies or becomes permanently disabled this option may be exercised as to all or a portion of the rights accrued under subparagraph 1.a above as of the date of such termination.

          g. Manner of Exercise. This option shall be exercised by delivering to the Company at its principal office a written notice stating the number of shares as to which the option is exercised. The written notice must be accompanied by payment of the full option price for such shares in cash.

          h. Additional Documents. Optionee shall make such representations and execute such additional documents as Company, in its absolute discretion, deems necessary or advisable to affect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. Such representations may include the representation of Optionee that the purchase of Common Stock, under this Option, shall be for investment purposes only and not with a view to resale or for sale in connection with any distribution.

          i. Stock Option Plan. This option is granted pursuant to the Plan and is subject to the terms, conditions and limitations in the Plan. The terms "an Optionee" and "such Optionee" and similar references in the Plan shall mean the Optionee under this Agreement.

     The terms "an Option," "any Option," "such Optionee's Options, "such Options" and "each Option" and similar references in the Plan shall mean the option granted pursuant to this Agreement.

                                       2.

          j. Representations of Optionee. Optionee acknowledges and represents to Company that Optionee, as a director of Company, (i) has had full access to the books and records of Company concerning the operations and financial condition of Company, (ii) is fully aware of Company's operations and financial condition, and (iii) is satisfied that he has obtained any and all information about Company that he desires in connection with the issuance of this option.

     2. No Stockholder Rights. Optionee shall have no rights as a stockholder with respect to the shares covered by this option until the date of the issuance to him or her of a stock certificate or certificates therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

     3. No Employment Agreement. The granting of this option shall not constitute or be evidence of any agreement or understanding, express or implied, that Company will employ or engage Optionee for any period of time or in any position, or at any particular rate of compensation.

     4. Adjustment of Number of Shares. In the event of any reorganization, recapitalization, stock dividend, stock split, or a merger or consolidation of Company with another corporation in which Company is the surviving corporation, or other change in the corporate structure or capitalization affecting Company's present capital stock (each, a "Capital Event"), appropriate adjustment shall be made by the Board of Directors in the number and kind of shares, and the option price of shares which are or may become subject to options granted or to be granted hereunder so that Optionee may receive, on exercise of this option, the number of shares of Company to which Optionee would have been entitled on such Capital Event if this option had been exercised immediately before such Capital Event. Any determination or interpretation made by the Board of Directors in connection with this provision shall be final and binding upon Company and Optionee.

     5. Notice. Any notice required or permitted under this Agreement shall be given in writing by personal delivery or upon deposit in the United States mail, by registered or certified mail, addressed to Optionee at the address shown on Company's employment records and to Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by written notice to the other party hereto.

     6. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     7. Entire Agreement. This Agreement (including the Plan, which is attached hereto) constitutes the full and entire understanding and agreement between the parties and supersedes all prior agreements with respect to the subject matter hereof. No amendment or modification of this Agreement shall be binding unless set forth in writing and signed by each party hereto.

                                       3.

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Agreement as of the day and year first hereinabove written.

                                    SPECTRUM ORGANIC PRODUCTS, INC.,
                                    a California corporation



                                    By:
                                             -----------------------------------


                                    Its:
                                             -----------------------------------
                                                         "Company"


                                             -----------------------------------
                                                        "Optionee"

                                       4.